Exhibit 3.1

MICROTRANSPONDER, INC.
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

MicroTransponder, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify:
FIRST:    That the Corporation was originally incorporated pursuant to the DGCL on March 5, 2007 under the name MicroTransponder, Inc.
SECOND:    The Amended and Restated Certificate of Incorporation of the Corporation in the form attached hereto as Exhibit A (the “Restated Certificate”) has been duly adopted in accordance with the provisions of Sections 228, 245 and 242 of the DGCL by the directors and stockholders of the Corporation.
THIRD:    The Restated Certificate restates, integrates and amends the provisions of the Certificate of Incorporation of this Corporation, as previously amended.
FOURTH:    The Restated Certificate so adopted reads in full as set forth in Exhibit A attached hereto and is incorporated herein by this reference.
IN WITNESS WHEREOF, MicroTransponder, Inc. has caused this Amended and Restated Certificate to be signed by the Chief Executive Officer as of March 4, 2025.

MICROTRANSPONDER, INC.

By:	/s/ Richard Foust
Richard Foust
Chief Executive Officer

EXHIBIT A

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
MICROTRANSPONDER, INC.

ARTICLE I
The name of this corporation is MicroTransponder, Inc. (the “Corporation”).
ARTICLE II
The address of the registered office of the Corporation in the State of Delaware is 251 Little Falls Drive, Wilmington, County of New Castle, Delaware 19808 and the name of its registered agent at such address is Corporation Service Company.
ARTICLE III
The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the DGCL.
ARTICLE IV
The total number of shares of all classes of stock which the Corporation shall have authority to issue is 153,774,403 shares divided into the following: (i) 86,600,000 shares of Common Stock, $0.01 par value per share (the “Common Stock”), and (ii) 67,174,403 shares of Preferred Stock, $0.01 par value per share (the “Preferred Stock”). The Preferred Stock may be divided into and issued in one or more series. The Board of Directors is hereby vested with authority to establish and designate such series from time to time, and within the limitations prescribed by law or set forth herein, to fix and determine the preferences, limitations and relative rights of the shares of any series so established.
The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.
A.    COMMON STOCK
1.    General. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights, powers and preferences of the holders of the Preferred Stock set forth herein.
2.    Voting. The holders of the Common Stock are entitled to one vote for each share of Common Stock held at all meetings of stockholders (and written actions in lieu of meetings);

provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Amended and Restated Certificate of Incorporation that relates solely to the terms of one (1) or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one (1) or more other such series, to vote thereon pursuant to this Amended and Restated Certificate of Incorporation or pursuant to the DGCL. There shall be no cumulative voting. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by (in addition to any vote of the holders of one or more series of Preferred Stock that may be required by the terms of the Amended and Restated Certificate of Incorporation) the affirmative vote of the holders of shares of capital stock of the Corporation representing a majority of the votes represented by all outstanding shares of capital stock of the Corporation entitled to vote, such shares voting together as a single class on an as-if converted basis, and without a separate class vote by the Common Stock, irrespective of the provisions of Section 242(b)(2) of the DGCL.
B.    PREFERRED STOCK
The amount of 1,401,000 shares of the Preferred Stock of the Corporation are hereby designated “Series A Preferred Stock”, the amount of 4,229,000 shares of the Preferred Stock of the Corporation are hereby designated “Series B Preferred Stock”, the amount of 1,362,000 shares of the Preferred Stock of the Corporation are hereby designated “Series C Preferred Stock”, the amount of 5,127,000 shares of the Preferred Stock of the Corporation are hereby designated “Series D Preferred Stock”, the amount of 6,361,753 shares of the Preferred Stock of the Corporation are hereby designated “Series E-1 Preferred Stock”, the amount of 23,994,804 shares of the Preferred Stock of the Corporation are hereby designated “Series E-2 Preferred Stock”, and the amount of 24,698,846 shares of the Preferred Stock of the Corporation are hereby designated “Series F Preferred Stock”, with the following rights, preferences, powers, privileges and restrictions, qualifications and limitations. Unless otherwise indicated, references to “Sections” or “Subsections” in this Part B of this Article IV refer to sections and subsections of Part B of this Article IV.
1.    Dividends.
In the event dividends are declared on the Common Stock (except dividends on Common Stock payable in additional shares of Common Stock), the holders of the Series F Preferred Stock, Series E-2 Preferred Stock, Series E-1 Preferred Stock, Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock and Series A Preferred Stock shall be entitled to receive a dividend per share on the Series F Preferred Stock, Series E-2 Preferred Stock, Series E-1 Preferred Stock, Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock and Series A Preferred Stock, as applicable, pro rata with the shares of Common Stock, as if such shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E-1 Preferred Stock, Series E-2 Preferred Stock or Series F Preferred Stock had been converted to shares of Common Stock in accordance with Section 4 hereof, assuming for this purpose only that shares of Preferred Stock are convertible into fractional shares, at the record date for the determination of stockholders entitled to such dividends. In the event that this Corporation determines, subject to Subsections 3.3 and 3.4 below, and without limiting Section 2 below, to distribute (x) the proceeds (cash or otherwise) resulting from any sale, lease, license or other transfer of a significant portion of its assets or (y) the proceeds from any option to acquire securities or assets of this Corporation, in each case which does not constitute a Deemed Liquidation Event, as defined below, the proceeds resulting therefrom (including in respect of any ongoing payments, such as milestone payments) shall be distributed in accordance with Section 2 below (and the amounts subsequently distributable pursuant to Section 2 will be reduced, or adjusted, as applicable, to take into account all payments made pursuant to this paragraph as if such payments, along with the consideration then payable under Section 2, had been paid in a single transaction), and not this Section 1.
The “Series A Original Issue Price” shall mean $1.91259 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A Preferred Stock. The “Series B Original Issue Price” shall be $3.73744 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series B Preferred Stock. The “Series C Original Issue Price” shall be $4.207 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series C Preferred Stock. The “Series D Original Issue Price” shall be $4.207 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series D Preferred Stock. The “Series E-1 Original Issue Price” shall be $2.0354 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series E-1 Preferred Stock. The “Series E-2 Original Issue Price” shall be $2.5443 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series E-2 Preferred Stock. The “Series F Original Issue Price” shall be $ $2.6317 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series F Preferred Stock.
2.    Liquidation, Dissolution or Winding Up; Certain Mergers, Consolidations and Asset Sales.
2.1    Payments to Holders of F Preferred Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of the Series F Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders or, in the case of a Deemed Liquidation Event, out of consideration payable to stockholders in such Deemed Liquidation Event or the Available Proceeds, prior and in preference to any distribution of any of the assets of the Corporation or consideration payable to the stockholders in a Deemed Liquidation Event or the Available Proceeds to the holders of Common Stock or any other series of Preferred Stock by reason of their ownership thereof, an amount equal to the Series F Original Issue Price, as adjusted for any recapitalization, stock split and the like, per share of Series F Preferred Stock plus any dividends declared but unpaid thereon (the amount payable pursuant to this sentence is hereinafter referred to as the “Series F Liquidation Amount”). If upon any such liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, the assets of the Corporation available for distribution to the stockholders shall be insufficient to pay the holders of shares of Series F Preferred Stock the full amount to which they shall be entitled under this Subsection 2.1, the holders of shares of Series F Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.
2.2    Payments to Holders of Series E-1 Preferred Stock and Series E-2 Preferred Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after payment in full of the Series F Liquidation Amount, the holders of shares of the Series E-1 Preferred Stock and Series E-2 Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders or, in the case of a Deemed Liquidation Event, out of consideration payable to stockholders in such Deemed Liquidation Event or the Available Proceeds, prior and in preference to any distribution of any of the assets of the Corporation or consideration payable to the stockholders in a Deemed Liquidation Event or the Available Proceeds to the holders of Common Stock or any other series of Preferred Stock (other than Series F Preferred Stock) by reason of their ownership thereof, an amount equal to, (a) in the case of the Series E-1 Preferred Stock, the Series E-1 Original Issue Price, as adjusted for any recapitalization, stock split and the like, per share of Series E-1 Preferred Stock plus any dividends declared but unpaid thereon (the amount payable pursuant to this sentence is hereinafter referred to as the “Series E-1 Liquidation Amount”) and (b) in the case of the Series E-2 Preferred Stock, the Series E-2 Original Issue Price, as adjusted for any recapitalization, stock split and the like, per share of Series E-2 Preferred Stock plus any dividends declared but unpaid thereon (the amount payable pursuant to this sentence is hereinafter referred to as the “Series E-2 Liquidation Amount”). If upon any such liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, and after payment in full of the Series F Liquidation Amount, the assets of the Corporation available for distribution to the stockholders shall be insufficient to pay the holders of shares of Series E-1 Preferred Stock and Series E-2 Preferred Stock the full amount to which they shall be entitled under this Subsection 2.2, the holders of shares of Series E-1 Preferred Stock and Series E-2 Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.
2.3    Payments to Holders of Series D Preferred Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after payment in full of the Series F Liquidation Amount, Series E-1 Liquidation Amount and Series E-2 Liquidation Amount, the holders of shares of the Series D Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders or, in the case of a Deemed Liquidation Event, out of consideration payable to stockholders in such Deemed Liquidation Event or the Available Proceeds, prior and in preference to any distribution of any of the assets of the Corporation or consideration payable to the stockholders in a Deemed Liquidation Event or the Available Proceeds to the holders of

Common Stock or any other series of Preferred Stock (other than Series F Preferred Stock, Series E-1 Preferred Stock and Series E-2 Preferred Stock) by reason of their ownership thereof, an amount equal to the Series D Original Issue Price, as adjusted for any recapitalization, stock split and the like, per share of Series D Preferred Stock plus any dividends declared but unpaid thereon (the amount payable pursuant to this sentence is hereinafter referred to as the “Series D Liquidation Amount”). If upon any such liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, and after payment in full of the Series F Liquidation Amount, Series E-1 Liquidation Amount and Series E-2 Liquidation Amount, the assets of the Corporation available for distribution to the stockholders shall be insufficient to pay the holders of shares of Series D Preferred Stock the full amount to which they shall be entitled under this Subsection 2.3, the holders of shares of Series D Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.
2.4    Payments to Holders of Series C Preferred Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after payment in full of the Series F Liquidation Amount, Series E-1 Liquidation Amount, Series E-2 Liquidation Amount and Series D Liquidation Amount, the holders of shares of the Series C Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders or, in the case of a Deemed Liquidation Event, out of consideration payable to stockholders in such Deemed Liquidation Event or the Available Proceeds, prior and in preference to any distribution of any of the assets of the Corporation or consideration payable to the stockholders in a Deemed Liquidation Event or the Available Proceeds to the holders of Common Stock or any other series of Preferred Stock (other than Series F Preferred Stock, Series E-1 Preferred Stock, Series E-2 Preferred Stock and Series D Preferred Stock) by reason of their ownership thereof, an amount equal to the Series C Original Issue Price, as adjusted for any recapitalization, stock split and the like, per share of Series C Preferred Stock plus any dividends declared but unpaid thereon (the amount payable pursuant to this sentence is hereinafter referred to as the “Series C Liquidation Amount”). If upon any such liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, and after payment in full of the Series F Liquidation Amount, Series E-1 Liquidation Amount, Series E-2 Liquidation Amount and Series D Liquidation Amount, the assets of the Corporation available for distribution to the stockholders shall be insufficient to pay the holders of shares of Series C Preferred Stock the full amount to which they shall be entitled under this Subsection 2.4, the holders of shares of Series C Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.
2.5    Payments to Holders of Series A Preferred Stock and Series B Preferred Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after payment in full of the Series F Liquidation Amount, Series E-1 Liquidation Amount, Series E-2 Liquidation Amount, Series D Liquidation Amount and Series C Liquidation Amount, the holders of shares of Series A Preferred Stock and Series B Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders or, in the case of a Deemed Liquidation Event, out of consideration payable to stockholders in such Deemed Liquidation Event or the Available Proceeds, prior and in preference to any distribution of any of the assets of the Corporation or consideration payable to the stockholders in a Deemed Liquidation Event or the Available Proceeds to the holders of Common Stock by reason of their ownership thereof, an amount equal to, (a) in the case of Series A Preferred Stock, the greater of (i) an amount equal to 1.2 multiplied by the Series A Original Issue Price, as adjusted for any recapitalization, stock split and the like, per share of Series A Preferred Stock plus any dividends declared but unpaid thereon, or (ii) such amount per share as would have been payable had all shares of Series A Preferred Stock been converted into Common Stock pursuant to Section 4 immediately prior to such liquidation, dissolution or winding up (the amount payable pursuant to this sentence is hereinafter referred to as the “Series A Liquidation Amount”) and (b) in the case of Series B Preferred Stock, the greater of (i) an amount equal to 1.2 multiplied by the Series B Original Issue Price, as adjusted for any recapitalization, stock split and the like, per share of Series B Preferred Stock plus any dividends declared but unpaid thereon, or (ii) such amount per share as would have been payable had all shares of Series B Preferred Stock been converted into Common Stock pursuant to Section 4 immediately prior to such liquidation, dissolution or winding up (the amount payable pursuant to this sentence is hereinafter referred to as the “Series B Liquidation Amount”). If upon any such liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, and after payment in full of the Series F Liquidation Amount, Series E-1 Liquidation Amount, Series E-2 Liquidation Amount, Series D Liquidation Amount and Series C Liquidation Amount, the assets of the Corporation available for distribution to the stockholders shall be insufficient to pay the holders of shares of Series A Preferred Stock and Series B Preferred Stock the full amount to which they shall be entitled under this Subsection 2.5, the holders of shares of Series A Preferred Stock and Series B Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.
2.6    Payments to Holders of Common Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after the payment of all preferential amounts required to be paid to the holders of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E-1 Preferred Stock, Series E-2 Preferred Stock and Series F Preferred Stock, the remaining assets of the Corporation available for distribution to its stockholders or, in the case of a Deemed Liquidation Event, the consideration not payable to the holders of shares of Preferred Stock pursuant to Subsections 2.1, 2.2, 2.3, 2.4 and 2.5 or the remaining Available Proceeds, as the case may be, shall be distributed among the holders of the shares of Common Stock, Series C Preferred Stock, Series D Preferred Stock, Series E-1 Preferred Stock, Series E-2 Preferred Stock and Series F Preferred Stock, pro rata based on the number of shares held by each such holder, treating for this purpose all such securities as if they had been converted to Common Stock pursuant to the terms of this Amended and Restated Certificate of Incorporation immediately prior to such liquidation, dissolution or winding up of the Corporation.

2.7    Deemed Liquidation Events.
2.7.1    Definition. Each of the following events shall be considered a “Deemed Liquidation Event” unless the holders of (i) at least a majority of the outstanding shares of Preferred Stock, voting together as a single class and on an as converted to Common Stock basis (the “Requisite Majority”), and (ii) the holders of at least a majority of the outstanding shares of Series F Preferred Stock, voting exclusively and as a separate class (the “Requisite Series F Holders”), shall elect otherwise by written notice sent to the Corporation prior to the effective date of any such event:
(a)    a merger or consolidation in which
(i)    the Corporation is a constituent party or
(ii)    a subsidiary of the Corporation is a constituent party and the Corporation issues shares of its capital stock pursuant to such merger or consolidation, except any such merger or consolidation involving the Corporation or a subsidiary in which the shares of capital stock of the Corporation outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of (1) the surviving or resulting corporation or (2) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation; or
(b)    (1) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Corporation or any subsidiary of the Corporation of all or substantially all the assets of the Corporation and its subsidiaries taken as a whole or (2) the sale or disposition (whether by merger, consolidation or otherwise, and whether in a single transaction or a series of related transactions) of one (1) or more subsidiaries of the Corporation if substantially all of the assets of the Corporation and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Corporation.
2.7.2    Effecting a Deemed Liquidation Event.
(a)    The Corporation shall not, without the written consent or approval of the Requisite Majority and the Requisite Series F Holders, have the power to effect a Deemed Liquidation Event referred to in Subsection 2.7.1(a)(i) unless the agreement or plan of merger or consolidation or other agreement with respect to the distribution of proceeds in respect of such Deemed Liquidation Event (the “Transaction Agreement”) provides that the consideration payable to the stockholders of the Corporation in such Deemed Liquidation Event shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 2.1, 2.2, 2.3, 2.4 and 2.5.
(b)    In the event of a Deemed Liquidation Event referred to in Subsection 2.7.1(a)(ii) or 2.7.1(b), if the Corporation does not effect a dissolution of the Corporation under the DGCL within 90 days after such Deemed Liquidation Event, then (i) the Corporation shall send a written notice to each holder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E-1 Preferred Stock, Series E-2 Preferred Stock and Series F Preferred Stock no later than the 90th day after the Deemed Liquidation Event advising such holders of their right (and the requirements to be met to secure such right) pursuant to the terms of the following clause (ii) to require the redemption of such shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E-1 Preferred Stock, Series E-2 Preferred Stock and Series F Preferred Stock, and (ii) if the Requisite Majority and the Requisite Series F Holders, so request in a written instrument delivered to the Corporation not later than 120 days after such Deemed Liquidation Event, the Corporation shall use the consideration received by the Corporation for such Deemed Liquidation Event (net of any retained liabilities associated with the assets sold or technology licensed, as determined in good faith by the Board of Directors of the Corporation, including the approval of a majority of the Preferred Directors (as defined below)) then serving, together with any other assets of the Corporation available for distribution to its stockholders (the “Available Proceeds”), to the extent legally available therefor, on the 150th day after such Deemed Liquidation Event, to redeem (a) all outstanding shares of Series A Preferred Stock at a price per share equal to the Series A Liquidation Amount, (b) all outstanding shares of Series B Preferred Stock at a price per share equal to the Series B Liquidation Amount, (c) all outstanding shares of Series C Preferred Stock at a price per share equal to the Series C Liquidation Amount, (d) all outstanding shares of Series D Preferred Stock at a price per share equal to the Series D Liquidation Amount, (e) all outstanding shares of Series E-1 Preferred Stock at a price per share equal to the Series E-1 Liquidation Amount, (f) all outstanding shares of Series E-2 Preferred Stock at a price per share equal to the Series E-2 Liquidation Amount and (g) all outstanding shares of Series F Preferred Stock at a price per share equal to the Series F Liquidation Amount. Notwithstanding the foregoing, in the event of a redemption pursuant to the preceding sentence, if the Available Proceeds are not sufficient to redeem all outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E-1 Preferred Stock, Series E-2 Preferred Stock and Series F Preferred Stock, the Corporation shall (i) redeem a pro rata portion of each holder’s shares of Series F Preferred Stock to the fullest extent of such Available Proceeds, based on the respective amounts which would otherwise be payable in respect of the shares of Series F Preferred Stock to be redeemed if the Available Proceeds were sufficient to redeem all such shares, (ii) then redeem a pro rata portion of each holder’s shares of Series E-1 Preferred Stock and Series E-2 Preferred Stock to the fullest extent of such Available Proceeds, based on the respective amounts which would otherwise be payable in respect of the shares of Series E-1 Preferred Stock and Series E-2 Preferred Stock to be redeemed if the Available Proceeds were sufficient to redeem all such shares, (iii) then redeem a pro rata portion of each holder’s shares of Series D Preferred Stock to the fullest extent of such Available Proceeds, based on the respective amounts which would otherwise be payable in respect of the shares of Series D Preferred Stock to be redeemed if the Available Proceeds were sufficient to redeem all such shares, (iv) then redeem a pro rata portion of each holder’s shares of Series C Preferred Stock to the fullest extent of such Available Proceeds, based on the respective amounts which would otherwise be payable in respect of the shares of Series C Preferred Stock to be redeemed if the Available Proceeds were sufficient to redeem all such shares, then (v) redeem a pro rata portion of each holder’s shares of Series A Preferred Stock and Series B Preferred Stock to the fullest extent of such Available Proceeds, based on the respective amounts which would otherwise be payable in respect of the shares of Series A Preferred Stock and Series B Preferred Stock to be redeemed if the Available Proceeds were sufficient to redeem all such shares, and then (vi) shall redeem the remaining shares to have been redeemed as soon as it may lawfully do so under Delaware law governing distributions to stockholders. The provisions of Section 6 shall apply, with such necessary changes in the details thereof as are necessitated by the context, to the redemption of the Preferred Stock pursuant to this Section 2.7.2(b). Prior to the distribution or redemption provided for in this Section 2.7.2(b), the Corporation shall not expend or dissipate the consideration received for such Deemed Liquidation Event, except to discharge expenses incurred in connection with such Deemed Liquidation Event.
2.7.3    Amount Deemed Paid or Distributed. The amount deemed paid or distributed to the holders of capital stock of the Corporation upon any such merger, consolidation, sale, transfer, exclusive license, other disposition or redemption shall be the cash or the value of the property, rights or securities to be paid or distributed to such holders pursuant to such Deemed Liquidation Event. The value of such property, rights or securities shall be determined in good faith by the Board of Directors of the Corporation.
2.7.4    Allocation of Escrow and Contingent Consideration. In the event of a Deemed Liquidation Event pursuant to Section 2.7.1(a)(i) or Section 2.7.1(b) if any portion of the consideration payable to the stockholders of the Corporation or the Corporation is payable only upon satisfaction of contingencies (the “Additional Consideration”), the Transaction Agreement shall provide that (a) the portion of such consideration that is not Additional Consideration (such portion, the “Initial Consideration”) shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 2.1, 2.2, 2.3, 2.4 and 2.5 as if the Initial Consideration were the only consideration payable in connection with such Deemed Liquidation Event; and (b) any Additional Consideration which becomes payable to the stockholders of the Corporation upon satisfaction of such contingencies shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 2.1, 2.2, 2.3, 2.4 and 2.5 after taking into account the previous payment of the Initial Consideration as part of the same transaction. For the purposes of this Section 2.7.4, consideration placed into escrow or retained as a holdback to be available for satisfaction of indemnification or similar obligations or as a payment for the achievement of milestones in connection with such Deemed Liquidation Event shall be deemed to be Additional Consideration.
2.7.5    Distribution of Proceeds. In the event that, subject to the provisions of Subsections 3.3 and 3.4, the Corporation enters into a transaction that would have constituted a Deemed Liquidation Event but for the election by the Requisite Majority and the Requisite Series F Holders to consider such transaction not a Deemed Liquidation Event pursuant to Section 2.7, and there is a distribution of the proceeds (cash or otherwise) to the stockholders resulting therefrom within 180 days after the closing of such transaction (inclusive of any ongoing or contingent payments, such as but not limited to milestone payments, paid after such 180 days), then such proceeds shall be distributed in accordance with Subsections 2.1, 2.2, 2.3, 2.4 and 2.5 (and the amounts subsequently distributable pursuant to Subsections 2.1, 2.2, 2.3 2.4 and 2.5 will be reduced, or adjusted, as applicable, to take into account all payments made pursuant to this subsection as if such payments, along with the consideration then payable under Subsections 2.1, 2.2, 2.3 2.4 and 2.5, had been paid in a single transaction), and not as dividends under Section 1.
3.    Voting.
3.1    General. On any matter presented to the stockholders of the Corporation, for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of meeting), each holder of outstanding shares of Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter. Except as provided by law or by the other provisions of the Amended and Restated Certificate of Incorporation, holders of the Preferred Stock shall vote together with the holders of Common Stock as a single class and on an as converted to Common Stock basis.
3.2    Election of Directors. The holders of record of a majority of the outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, voting together as a single class, shall be entitled to elect two directors of the Corporation (the “Series A/B/C/D Directors”), the holders of record of a majority of the outstanding shares of Series E-2 Preferred Stock, voting exclusively and as a separate class, shall be entitled to elect two directors of the Corporation (the “Series E-2 Directors”), the holders of record of a majority of the outstanding shares of Series F Preferred Stock, voting exclusively and as a separate class, shall be entitled to elect two directors of the Corporation (the “Series F Directors” and together with the Series A/B/C/D Directors and the Series E-2 Directors, the “Preferred Directors”), and the holders of record of a majority of the outstanding shares of Common Stock, voting exclusively and as a separate class, shall be entitled to elect one director of the Corporation (the “Common Director”). Any director elected as provided in the preceding sentence may be removed without cause by, and only by, the affirmative vote of the holders of the shares of the class or series of capital stock entitled to elect such director or directors, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders. If the holders of a majority of the outstanding shares of (i) Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, (ii) Series E-2 Preferred Stock, (iii) Series F Preferred Stock or (iv) Common Stock, as the case may be, fail to elect a sufficient number of directors to fill all directorships for which they are entitled to elect directors, voting exclusively and as a separate class, pursuant to the first sentence of this Subsection 3.2, then any directorship not so filled shall remain vacant until such time as the holders of a majority of the outstanding shares of (i) Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, (ii) Series E-2 Preferred Stock, (iii) Series F Preferred Stock or (iv) Common Stock, as the

case may be, elect a person to fill such directorship by vote or written consent in lieu of a meeting; and no such directorship may be filled by stockholders of the Corporation other than by the stockholders of the Corporation that are entitled to elect a person to fill such directorship, voting exclusively and as a separate class. The holders of record of a majority of the shares of Common Stock and of any other class or series of voting stock (including the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E-1 Preferred Stock, Series E-2 Preferred Stock and Series F Preferred Stock), exclusively and voting together as a single class and on an as converted to Common Stock basis, shall be entitled to elect the balance of the total number of directors of the Corporation. At any meeting held for the purpose of electing a director, the presence in person or by proxy of the holders of a majority of the outstanding shares of the class or series entitled to elect such director shall constitute a quorum for the purpose of electing such director. Except as otherwise provided in this Subsection 3.2, a vacancy in any directorship filled by the holders of any class or series shall be filled only by vote or written consent in lieu of a meeting of the holders of such class or series or by any remaining director or directors elected by the holders of such class or series pursuant to this Subsection 3.2. The rights of the holders of the Series A Preferred Stock under the first sentence of this Subsection 3.2 shall terminate on the first date following the Series A Original Issue Date (as defined below) on which there are issued and outstanding less than 280,000 shares of Series A Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A Preferred Stock). The rights of the holders of the Series B Preferred Stock under the first sentence of this Subsection 3.2 shall terminate on the first date following the Series B Original Issue Date (as defined below) on which there are issued and outstanding less than 275,000 shares of Series B Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series B Preferred Stock). The rights of the holders of the Series C Preferred Stock under the first sentence of this Subsection 3.2 shall terminate on the first date following the Series C Original Issue Date (as defined below) on which there are issued and outstanding less than 200,000 shares of Series C Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series C Preferred Stock). The rights of the holders of the Series D Preferred Stock under the first sentence of this Subsection 3.2 shall terminate on the first date following the Series D Original Issue Date (as defined below) on which there are issued and outstanding less than 425,000 shares of Series D Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series D Preferred Stock). The rights of the holders of the Series E-2 Preferred Stock under the first sentence of this Subsection 3.2 shall terminate on the first date following the Series E Original Issue Date (as defined below) on which there are issued and outstanding less than 1,963,325 shares of Series E-2 Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series E-2 Preferred Stock). The rights of the holders of the Series F Preferred Stock under the first sentence of this Subsection 3.2 shall terminate on the first date following the Series F Original Issue Date (as defined below) on which there are issued and outstanding less than 3,087,356 shares of Series F Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series F Preferred Stock).

3.3    Preferred Stock Protective Provisions. The Corporation shall not, either directly or indirectly by amendment, merger, consolidation, recapitalization, reclassification, or otherwise, do any of the following without (in addition to any other vote required by law or the Amended and Restated Certificate of Incorporation) the written consent or affirmative vote of the holders of at least a majority of the then outstanding shares of Eligible Preferred Protection Shares, voting together as a single class and on an as converted to Common Stock basis, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:
(a)    liquidate, dissolve or wind-up the business and affairs of the Corporation, effect any Deemed Liquidation Event, or consent to any of the foregoing;
(b)    amend, alter or repeal any provision of the Amended and Restated Certificate of Incorporation or Bylaws of the Corporation in a manner that materially and adversely affects the powers, preferences or rights of the Preferred Stock, or any series thereof;
(c)    create, or authorize the creation of, or issue or obligate itself to issue shares of, any additional class or series of capital stock unless the same ranks junior to the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E-1 Preferred Stock, Series E-2 Preferred Stock and Series F Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Corporation and the payment of dividends and rights of redemption and does not have separate series voting rights (except as required pursuant to DGCL Section 242(b)(2));
(d)    increase the authorized number of shares of Common Stock, Preferred Stock or any series thereof;
(e)    (i) reclassify, alter or amend any existing security of the Corporation that is pari passu with the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E-1 Preferred Stock, Series E-2 Preferred Stock or Series F Preferred Stock, in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E-1 Preferred Stock, Series E-2 Preferred Stock or Series F Preferred Stock, in respect of any such right, preference or privilege, (ii) reclassify, alter or amend any existing security of the Corporation that is junior to the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E-1 Preferred Stock, Series E-2 Preferred Stock or Series F Preferred Stock, in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to or pari passu with the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E-1 Preferred Stock, Series E-2 Preferred Stock or Series F Preferred Stock, in respect of any such right, preference or privilege, or (iii)

reclassify, alter or amend any existing security of the Corporation to provide any security separate series voting rights (except as required pursuant to Section 242(b)(2) of the DGCL);
(f)    purchase or redeem (or permit any subsidiary to purchase or redeem) or pay or declare any dividend or make any distribution on, any shares of capital stock of the Corporation other than (i) redemptions of or dividends or distributions on the Preferred Stock as expressly authorized herein, (ii) dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock, (iii) repurchases of stock from former employees, officers, directors, consultants or other persons who performed services for the Corporation or any subsidiary in connection with the cessation of such employment or service or (iv) as approved by the Board of Directors, including the approval of a majority of the Preferred Directors then serving;
(g)    create, or authorize the creation of, or issue, or authorize the issuance of any debt security, or permit any subsidiary to take any such action with respect to any debt security, if the aggregate indebtedness of the Corporation and its subsidiaries for borrowed money following such action would exceed $250,000 other than equipment leases or bank lines of credit unless such debt security has received the prior approval of the Board of Directors, including the approval of a majority of the Preferred Directors then serving;
(h)     approve any merger, other corporate reorganization, sale of control, or any transaction in which all or substantially all of the assets of the Corporation are sold;
(i)     license any of the Corporation’s technology in such a manner as to have the same economic effect as a sale or disposition of all or substantially all of the assets of the Corporation;
(j)     increase or decrease the authorized number of directors constituting the Board of Directors of the Corporation;
(k)     enter into any interested party transaction with any director or executive officer of the Corporation or any “associate” (as defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as may be amended from time to time) of any such person outside of the ordinary course of business, unless such transaction has received the prior approval of the Board of Directors, including the approval of a majority of the disinterested directors;
(l)     create, or hold capital stock in, any subsidiary that is not wholly owned (either directly or through one (1) or more other subsidiaries) by the Corporation, or permit any subsidiary to create, or authorize the creation of, or issue or obligate itself to issue, any shares of any class or series of capital stock, or sell, transfer or otherwise dispose of any capital stock of any direct or indirect subsidiary of the Corporation, or permit any direct or indirect subsidiary to sell, lease, transfer, exclusively license or otherwise dispose (in a single transaction or series of related transactions) of all or substantially all of the assets or the intellectual property of such subsidiary; or

(m)     permit any subsidiary to undertake any of the foregoing actions.
“Eligible Preferred Protection Shares” shall mean (i) each share of Series A Preferred Stock as long as at least 280,000 shares of Series A Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A Preferred Stock) are outstanding; (ii) each share of Series B Preferred Stock as long as 275,000 shares of Series B Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series B Preferred Stock) are outstanding; (iii) each share of Series C Preferred Stock as long as at least 200,000 shares of Series C Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series C Preferred Stock) are outstanding; (iv) each share of Series D Preferred Stock as long as at least 425,000 shares of Series D Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series D Preferred Stock) are outstanding; (v) each share of Series E-1 Preferred Stock as long as at least 1,585,714 shares of Series E-1 Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series E-1 Preferred Stock) are outstanding; (vi) each share of Series E-2 Preferred Stock as long as at least 1,963,325 shares of Series E-2 Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series E-2 Preferred Stock) are outstanding; and (vii) each share of Series F Preferred Stock as long as at least 3,087,356 shares of Series F Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series F Preferred Stock) are outstanding.
3.4    Series E-2 Preferred Stock Protective Provisions. At any time when at least 1,963,325 shares of Series E-2 Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series E-2 Preferred Stock) are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or the Amended and Restated Certificate of Incorporation) the written consent or affirmative vote of the holders of at least 2/3rds of the outstanding shares of Series E-2 Preferred Stock, voting exclusively and as a separate class (the “Requisite Series E-2 Holders”) given in writing or by vote at a meeting, consenting or voting (as the case may be):
(a)    create or authorize the creation of or issue or obligate itself to issue shares of, any additional class or series of capital stock unless the same ranks junior to or pari passu with the Series E-2 Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Corporation and the payment of dividends and rights of redemption;

(b)    reclassify, alter or amend any existing security of the Corporation that is junior to or pari passu with the Series E-2 Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to the Series E-2 Preferred Stock, in respect of any such right, preference or privilege;
(c)    increase or decrease the authorized number of shares of Series E-2 Preferred Stock;
(d)    increase or decrease the par value of the Series E-2 Preferred Stock;
(e)    amend, alter or repeal any provision of the Amended and Restated Certificate of Incorporation or Bylaws of the Corporation in a manner that adversely affects the powers, preferences or rights of the Series E-2 Preferred Stock, but shall not so affect the entire class of Preferred Stock adversely, which includes but is not limited to, amending the liquidation preference of the Series E-2 Preferred Stock;
(f)    amend, adjust, or waive adjustment of the Series E-2 Conversion Price except as otherwise set forth in Section 4, the liquidation preference of the Series E-2 Preferred Stock, or the seniority of the Series E-2 Preferred Stock relative to any other class of capital stock of the Corporation, or otherwise amend, alter or repeal any provision of Section 2 or Section 4 with respect to the Series E-2 Preferred Stock; or
(g)    amend, alter or repeal any provision of this Subsection 3.4.
3.5    Series F Preferred Stock Protective Provisions. At any time when at least 3,087,356 shares of Series F Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series F Preferred Stock) are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or the Amended and Restated Certificate of Incorporation) the written consent or affirmative vote of the Requisite Series F Holders given in writing or by vote at a meeting, consenting or voting (as the case may be), and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:
(a)    create or authorize the creation of or issue or obligate itself to issue shares of, any additional class or series of capital stock unless the same ranks junior to or pari passu with the Series F Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Corporation and the payment of dividends and rights of redemption;
(b)    reclassify, alter or amend any existing security of the Corporation that is junior to or pari passu with the Series F Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to the Series F Preferred Stock, in respect of any such right, preference or privilege;
(c)    increase or decrease the authorized number of shares of Series F Preferred Stock;
(d)    increase or decrease the par value of the Series F Preferred Stock;
(e)    amend, alter or repeal any provision of the Amended and Restated Certificate of Incorporation or Bylaws of the Corporation in a manner that adversely affects the powers, preferences or rights of the Series F Preferred Stock, but shall not so affect the entire class of Preferred Stock adversely, which includes but is not limited to, amending the liquidation preference of the Series F Preferred Stock;
(f)    amend, adjust, or waive adjustment of the Series F Conversion Price except as otherwise set forth in Section 4, the liquidation preference of the Series F Preferred Stock, or the seniority of the Series F Preferred Stock relative to any other class of capital stock of the Corporation, or otherwise amend, alter or repeal any provision of Section 2 or Section 4 with respect to the Series F Preferred Stock; or
(g)    amend, alter or repeal any provision of this Subsection 3.5.
4.    Optional Conversion.
The holders of the Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):
4.1    Right to Convert.
4.1.1    Conversion Ratio.
(a)    Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Series A Original Issue Price by the Series A Conversion Price (as defined below) in effect at the time of conversion. The “Series A Conversion Price” shall initially be $1.91259. Such initial Series A Conversion Price, and the rate at which shares of Series A Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.
(b)    Each share of Series B Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Series B Original Issue Price by the Series B Conversion Price (as defined below) in effect at the time of conversion. The “Series B

Conversion Price” shall initially be equal to $3.73744. Such initial Series B Conversion Price, and the rate at which shares of Series B Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.
(c)    Each share of Series C Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Series C Original Issue Price by the Series C Conversion Price (as defined below) in effect at the time of conversion. The “Series C Conversion Price” shall initially be equal to $4.207. Such initial Series C Conversion Price, and the rate at which shares of Series C Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.
(d)    Each share of Series D Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Series D Original Issue Price by the Series D Conversion Price (as defined below) in effect at the time of conversion. The “Series D Conversion Price” shall initially be equal to $4.207. Such initial Series D Conversion Price, and the rate at which shares of Series D Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.
(e)    Each share of Series E-1 Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Series E-1 Original Issue Price by the Series E-1 Conversion Price (as defined below) in effect at the time of conversion. The “Series E-1 Conversion Price” shall initially be equal to $2.0354. Such initial Series E-1 Conversion Price, and the rate at which shares of Series E-1 Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.
(f)    Each share of Series E-2 Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Series E-2 Original Issue Price by the Series E-2 Conversion Price (as defined below) in effect at the time of conversion. The “Series E-2 Conversion Price” shall initially be equal to $2.5443. Such initial Series E-2 Conversion Price, and the rate at which shares of Series E-2 Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.
(g)    Each share of Series F Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Series F Original Issue Price by the Series F Conversion Price (as defined below) in effect at the time of conversion. The “Series F Conversion Price” shall initially be equal to $2.6317. Such initial Series F Conversion Price, and the rate at which shares of Series F Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.
(h)    Notwithstanding the foregoing Subsections 4.1.1(a)-(g), each share of Preferred Stock shall not be convertible at the option of the holder thereof pursuant to this Subsection 4.1.1 until immediately following the Tranche 2 Closing (as defined in the Purchase Agreement (as defined below)).
4.1.2    Termination of Conversion Rights. In the event of a liquidation, dissolution or winding up of the Corporation or a Deemed Liquidation Event, the Conversion Rights shall terminate at the close of business on the last full day preceding the date fixed for the payment of any such amounts distributable on such event to the holders of Preferred Stock.
4.2    Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of a share of Common Stock as determined in good faith by the Board of Directors of the Corporation. Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of shares of the applicable series of Preferred Stock the holder is at the time converting into Common Stock and the aggregate number of shares of Common Stock issuable upon such conversion.
4.3    Mechanics of Conversion.
4.3.1    Notice of Conversion. In order for a holder of Preferred Stock to voluntarily convert shares of Preferred Stock into shares of Common Stock, such holder shall surrender the certificate or certificates for such shares of Preferred Stock (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate), at the office of the transfer agent for the Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Preferred Stock represented by such certificate or certificates and, if applicable, any event on which such conversion is contingent. Such notice shall state such holder’s name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing. The close of business on the date of receipt by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) of such certificates (or lost certificate affidavit and agreement) and notice shall be the time of conversion (the “Conversion Time”), and the shares of Common Stock issuable upon conversion of the shares represented by such certificate shall be deemed to be outstanding of record as of such date. The Corporation shall, as soon as practicable after the Conversion Time, (i) issue and deliver to such holder of Preferred Stock, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion in accordance with the provisions hereof and a certificate for the number (if any) of the shares of Preferred Stock represented by the surrendered certificate that were not converted into Common Stock, (ii) pay in cash such amount as provided in Subsection 4.2 in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and (iii) pay all declared but unpaid dividends on the shares of Preferred Stock converted.
4.3.2    Reservation of Shares. The Corporation shall at all times when the Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the conversion of the Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Amended and Restated Certificate of Incorporation. Before taking any action which would cause an adjustment reducing the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, the Series D Conversion Price, Series E-1 Conversion Price, Series E-2 Conversion Price or Series F Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E-1 Conversion Price, Series E-2 Conversion Price or Series F Conversion Price, as the case may be, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, the Series D Conversion Price, the Series E-1 Conversion Price, Series E-2 Conversion Price or Series F Conversion Price, as the case may be.
4.3.3    Effect of Conversion. All shares of Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate at the Conversion Time, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor, to receive payment in lieu of any fraction of a share otherwise issuable upon such conversion as provided in Subsection 4.2 and to receive payment of any dividends declared but unpaid thereon. Any shares of Preferred Stock so converted shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of such class of Preferred Stock accordingly.
4.3.4    No Further Adjustment. Upon any such conversion, no adjustment to the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price, Series E-1 Conversion Price, Series E-2 Conversion Price or Series F

Conversion Price shall be made for any declared but unpaid dividends on the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E-1 Conversion Price, Series E-2 Conversion Price or Series F Conversion Price surrendered for conversion or on the Common Stock delivered upon conversion.
4.3.5    Taxes. The Corporation shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Preferred Stock pursuant to this Section 4. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.
4.4    Adjustments to Conversion Price for Diluting Issues.
4.4.1    Special Definitions. For purposes of this Article IV, the following definitions shall apply:
(a)    “Option” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.
(b)    “Series A Original Issue Date” shall mean the date on which the first share of Series A Preferred Stock was issued.
(c)    “Series B Original Issue Date” shall mean the date on which the first share of Series B Preferred Stock was issued.
(d)    “Series C Original Issue Date” shall mean the date on which the first share of Series C Preferred Stock was issued.
(e)    “Series D Original Issue Date” shall mean the date on which the first share of Series D Preferred Stock was issued.
(f)    “Series E Original Issue Date” shall mean the date on which the first share of Series E-1 Preferred Stock or Series E-2 Preferred Stock was issued.
(g)    “Series F Original Issue Date” shall mean the date on which the first share of Series F Preferred Stock was issued.
(h)    “Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options.
(i)    “Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to Subsection 4.4.3 below, deemed to be issued) by the Corporation after the Series F Original Issue Date, other than (1) the following shares of Common Stock and (2) shares of Common Stock deemed issued pursuant to the following Options and Convertible Securities (clauses (1) and (2), collectively, “Exempted Securities”):
(i)    all shares of Common Stock into which the shares of Preferred Stock are convertible;
(ii)    shares of Common Stock or Options issued to employees or directors of, or consultants or advisors to, the Corporation or any of its subsidiaries pursuant to the Third Amended and Restated MicroTransponder, Inc. 2007 Stock Option Plan, as amended from time to time, the Corporation’s 2022 Equity Incentive Plan, as amended from time to time, or any other plan, agreement or arrangement , in each case, approved by the Board of Directors of the Corporation, including the approval of a majority of the Preferred Directors then serving;
(iii)    shares of Common Stock, Options or Convertible Securities issued by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock that is covered by Subsection 4.5, 4.6, 4.7 or 4.8;
(iv)    shares of Common Stock or Convertible Securities actually issued upon the exercise of Options or shares of Common Stock actually issued upon the conversion or exchange of Convertible Securities, in each case provided such issuance is pursuant to the terms of such Option or Convertible Security as originally issued or as amended with the approval of the Board of Directors, including the approval of a majority of the Preferred Directors then serving;
(v)    shares of Common Stock, Options or Convertible Securities issued to banks, equipment lessors or other financial institutions, or to real property lessors, pursuant to a debt financing, equipment leasing or real property leasing transaction approved by the Board of Directors of the Corporation, including the approval of a majority of the Preferred Directors then serving;

(vi)    shares of Common Stock, Options or Convertible Securities issued to suppliers or third party service providers in connection with the provision of goods or services pursuant to transactions previously approved by the Board of Directors or, for future transactions, approved by the Board of Directors of the Corporation, including the approval of a majority of the Preferred Directors then serving;
(vii)    shares of Common Stock, Options or Convertible Securities issued pursuant to the acquisition of another corporation by the Corporation by merger, purchase of substantially all of the assets or other reorganization or to a joint venture agreement, provided, that such issuances are approved by the Board of Directors of the Corporation, including the approval of a majority of the Preferred Directors then serving;
(viii)    shares of Common Stock, Options or Convertible Securities issued in connection with sponsored research, collaboration, technology license, development, OEM, marketing or other similar agreements or strategic partnerships approved by the Board of Directors of the Corporation, including the approval of a majority of the Preferred Directors then serving;
(ix)    all shares of Series B Preferred Stock issuable upon exercise of warrants to purchase shares of Series B Preferred Stock outstanding as of the date of filing of this Restated Certificate;
(x)    all shares of Series D Preferred Stock issuable upon exercise of warrants to purchase shares of Series D Preferred Stock outstanding as of the date of filing of this Restated Certificate; or
(xi)    shares of Series F Preferred Stock issued pursuant to that certain Series F Preferred Stock Purchase Agreement dated on or about the date hereof (the “Purchase Agreement”) including shares issued in the Tranche 2 Closing.

4.4.2    No Adjustment to Conversion Price. No adjustment in the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price or Series E-1 Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the holders of a majority of the then outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E-1 Preferred Stock, voting together as a single class, agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock. No adjustment in the Series E-2 Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the Requisite Series E-2 Holders agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock. No adjustment in the Series F Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the Requisite Series F Holders agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock.
4.4.3    Deemed Issue of Additional Shares of Common Stock.
(a)    If the Corporation at any time or from time to time after the Series F Original Issue Date shall issue any Options or Convertible Securities (excluding Options or Convertible Securities which are themselves Exempted Securities) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date.
(b)    If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price, Series E-1 Conversion Price, Series E-2 Conversion Price or Series F Conversion Price, as the case may be, pursuant to the terms of Subsection 4.4.4, are revised as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Corporation upon such exercise, conversion and/or exchange, then, effective upon such increase or decrease becoming effective, the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price, Series E-1 Conversion Price, Series E-2

Conversion Price or Series F Conversion Price, as the case may be, computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price, Series E-1 Conversion Price, or Series E-2 Conversion Price or Series F Conversion Price, as the case may be, as would have obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security. Notwithstanding the foregoing, no readjustment pursuant to this clause  (b) shall have the effect of increasing the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price, Series E-1 Conversion Price, Series E-2 Conversion Price or Series F Conversion Price, as the case may be, to an amount which exceeds the lower of (i) the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price, Series E-1 Conversion Price, Series E-2 Conversion Price or Series F Conversion Price, as the case may be, in effect immediately prior to the original adjustment made as a result of the issuance of such Option or Convertible Security, or (ii) the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price, Series E-1 Conversion Price, Series E-2 Conversion Price or Series F Conversion Price, as the case may be, that would have resulted from any issuances of Additional Shares of Common Stock (other than deemed issuances of Additional Shares of Common Stock as a result of the issuance of such Option or Convertible Security) between the original adjustment date and such readjustment date.
(c)    If the terms of any Option or Convertible Security (excluding Options or Convertible Securities which are themselves Exempted Securities), the issuance of which did not result in an adjustment to the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price, Series E-1 Conversion Price, Series E-2 Conversion Price or Series F Conversion Price, as the case may be, pursuant to the terms of Subsection 4.4.4 (either because the consideration per share (determined pursuant to Subsection 4.4.5) of the Additional Shares of Common Stock subject thereto was equal to or greater than the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price, Series E-1 Conversion Price, Series E-2 Conversion Price or Series F Conversion Price, as the case may be, then in effect, or because such Option or Convertible Security was issued before the Series F Original Issue Date), are revised after the Series F Original Issue Date as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any decrease in the consideration payable to the Corporation upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended or adjusted, and the Additional Shares of Common Stock subject thereto (determined in the manner provided in Subsection 4.4.3(a)) shall be deemed to have been issued effective upon such increase or decrease becoming effective.
(d)    Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security (or portion thereof) which resulted

(either upon its original issuance or upon a revision of its terms) in an adjustment to the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price, Series E-1 Conversion Price, Series E-2 Conversion Price or Series F Conversion Price, as the case may be, pursuant to the terms of Subsection 4.4.4, the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price, Series E-1 Conversion Price, Series E-2 Conversion Price or Series F Conversion Price, as the case may be, shall be readjusted to such Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price, Series E-1 Conversion Price, Series E-2 Conversion Price or Series F Conversion Price, as the case may be, as would have been obtained had such Option or Convertible Security (or portion thereof) never been issued.
(e)    If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, is calculable at the time such Option or Convertible Security is issued or amended but is subject to adjustment based upon subsequent events, any adjustment to the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price, Series E-1 Conversion Price, Series E-2 Conversion Price or Series F Conversion Price provided for in this Subsection 4.4.3 shall be effected at the time of such issuance or amendment based on such number of shares or amount of consideration without regard to any provisions for subsequent adjustments (and any subsequent adjustments shall be treated as provided in clauses (b) and (c) of this Subsection 4.4.3). If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, cannot be calculated at all at the time such Option or Convertible Security is issued or amended, any adjustment to the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price, Series E-1 Conversion Price, Series E-2 Conversion Price or Series F Conversion Price, as the case may be, that would result under the terms of this Subsection 4.4.3 at the time of such issuance or amendment shall instead be effected at the time such number of shares and/or amount of consideration is first calculable (even if subject to subsequent adjustments), assuming for purposes of calculating such adjustment to the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price, Series E-1 Conversion Price, Series E-2 Conversion Price or Series F Conversion Price, as the case may be, that such issuance or amendment took place at the time such calculation can first be made.
4.4.4    Adjustment of Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event the Corporation shall at any time after the Series F Original Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 4.4.3), without consideration or for a consideration per share less than the applicable Conversion Price of any series of Preferred Stock in effect immediately prior to such issuance or deemed issuance, then the applicable Conversion Price of such series of Preferred Stock shall be reduced, concurrently with such issue, to a price

(calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:
CP2 = CP1* (A + B) ÷ (A + C).
For purposes of the foregoing formula, the following definitions shall apply:
(a)    “CP2” shall mean the applicable Conversion Price of a series of Preferred Stock in effect immediately after such issuance or deemed issuance of Additional Shares of Common Stock;
(b)    “CP1” shall mean the applicable Conversion Price of a series of Preferred Stock in effect immediately prior to such issuance or deemed issuance of Additional Shares of Common Stock;
(c)    “A” shall mean the number of shares of Common Stock outstanding immediately prior to such issuance or deemed issuance of Additional Shares of Common Stock (treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of Options outstanding immediately prior to such issuance or deemed issuance or upon conversion or exchange of Convertible Securities (including the Preferred Stock) outstanding (assuming exercise of any outstanding Options therefor) immediately prior to such issue);
(d)    “B” shall mean the number of shares of Common Stock that would have been issued if such Additional Shares of Common Stock had been issued or deemed issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Corporation in respect of such issue by CP1); and
(e)    “C” shall mean the number of such Additional Shares of Common Stock issued in such transaction.
4.4.5    Determination of Consideration. For purposes of this Subsection 4.4, the consideration received by the Corporation for the issuance or deemed issuance of any Additional Shares of Common Stock shall be computed as follows:
(a)    Cash and Property: Such consideration shall:
(i)    insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation, excluding amounts paid or payable for accrued interest;
(ii)    insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors of the Corporation;

including the approval of a majority of the Preferred Directors then serving and
(iii)    in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (i) and (ii) above, as determined in good faith by the Board of Directors of the Corporation, including the approval of a majority of the Preferred Directors then serving.
(b)    Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Subsection 4.4.3, relating to Options and Convertible Securities, shall be determined by dividing
(i)    the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by
(ii)    the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.
4.4.6    Multiple Closing Dates. In the event the Corporation shall issue on more than one date Additional Shares of Common Stock that are a part of one transaction or a series of related transactions and that would result in an adjustment to the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price, Series E-1 Conversion Price, Series E-2 Conversion Price or Series F Conversion Price, as the case may be, pursuant to the terms of Subsection 4.4.4 and such issuance dates occur within a period of no more than 90 days from the first such issuance to the final such issuance, then, upon the final such issuance, the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price, Series E-1 Conversion Price, Series E-2 Conversion Price or Series F Conversion Price, as the case may be, shall be readjusted to give effect to all such issuances as if they occurred on the date of the first such issuance (and without giving effect to any additional adjustments as a result of any such subsequent issuances within such period).
4.5    Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the Series F Original Issue Date effect a subdivision of the outstanding Common Stock, the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price, Series E-1 Conversion Price, Series E-2 Conversion Price and Series F Conversion Price, as the case may be, in effect immediately before that subdivision shall be proportionately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding. If the Corporation shall at any time or from time to time after the Series F Original Issue Date combine the outstanding shares of Common Stock, the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price, Series E-1 Conversion Price, Series E-2 Conversion Price and Series F Conversion Price, in effect immediately before the combination shall be proportionately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in the aggregate number of shares of Common Stock outstanding. Any adjustment under this subsection shall become effective at the close of business on the date the subdivision or combination becomes effective.
4.6    Adjustment for Certain Dividends and Distributions. In the event the Corporation at any time or from time to time after the Series F Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable on the Common Stock in additional shares of Common Stock, then and in each such event the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price, Series E-1 Conversion Price, Series E-2 Conversion Price and Series F Conversion Price, as the case may be, in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D

Conversion Price, Series E-1 Conversion Price, Series E-2 Conversion Price and Series F Conversion Price, as the case may be, then in effect by a fraction:
(1)    the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and
(2)    the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.
Notwithstanding the foregoing, (a) if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price, Series E-1 Conversion Price, Series E-2 Conversion Price or Series F Conversion Price, as the case may be, shall be recomputed accordingly as of the close of business on such record date and thereafter the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price, Series E-1 Conversion Price, Series E-2 Conversion Price or Series F Conversion Price, as the case may be, shall be adjusted pursuant to this subsection as of the time of actual payment of such dividends or distributions; and (b) that no such adjustment shall be made if the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E-1 Conversion Price, Series E-2 Conversion Price or Series F Conversion Price simultaneously receive a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E-1 Conversion Price, Series E-2 Conversion Price or Series F Conversion Price, as the case may be, had been converted into Common Stock on the date of such event.
4.7    Adjustments for Other Dividends and Distributions. In the event the Corporation at any time or from time to time after the Series F Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation (other than a distribution of shares of Common Stock in respect of outstanding shares of Common Stock) or in other property and the provisions of Section 1 do not apply to such dividend or distribution, then and in each such event the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E-1 Conversion Price, Series E-2 Conversion Price and Series F Conversion Price shall receive, simultaneously with the distribution to the holders of Common Stock, a dividend or other distribution of such securities or other property in an amount equal to the amount of such securities or other property as they would have received if all outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred

Stock, Series D Preferred Stock, Series E-1 Conversion Price, Series E-2 Conversion Price or Series F Conversion Price, as the case may be, had been converted into Common Stock on the date of such event.
4.8    Adjustment for Merger or Reorganization, etc. Subject to the provisions of Subsection 2.7, if there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Corporation in which the Common Stock (but not the Preferred Stock or any class or series thereof) is converted into or exchanged for securities, cash or other property (other than a transaction covered by Subsections 4.5, 4.6 or 4.7), then, following any such reorganization, recapitalization, reclassification, consolidation or merger, each share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E-1 Conversion Price, Series E-2 Conversion Price or Series F Conversion Price, as the case may be, shall thereafter be convertible in lieu of the Common Stock into which it was convertible prior to such event into the kind and amount of securities, cash or other property which a holder of the number of shares of Common Stock of the Corporation issuable upon conversion of one share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E-1 Conversion Price, Series E-2 Conversion Price or Series F Conversion Price, as the case may be, immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors of the Corporation, including the determination of a majority of the Preferred Directors then serving) shall be made in the application of the provisions in this Section 4 with respect to the rights and interests thereafter of the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E-1 Preferred Stock, Series E-2 Preferred Stock and Series F Conversion Price, to the end that the provisions set forth in this Section 4 (including provisions with respect to changes in and other adjustments of the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price, Series E-1 Conversion Price, Series E-2 Conversion Price or Series F Conversion Price, as the case may be) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E-1 Preferred Stock, Series E-2 Preferred Stock or Series F Conversion Price, as the case may be.
4.9    Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price, Series E-1 Conversion Price, Series E-2 Conversion Price or Series F Conversion Price, as the case may be, pursuant to this Section 4, the Corporation at its expense shall, as promptly as reasonably practicable but in any event not later than 10 days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E-1 Preferred Stock, Series E-2 Preferred Stock and Series F Preferred Stock, a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property into which the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E-1

Preferred Stock, Series E-2 Preferred Stock and Series F Preferred Stock, are convertible) and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, as promptly as reasonably practicable after the written request at any time of any holder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E-1 Preferred Stock, Series E-2 Preferred Stock or Series F Preferred Stock, as the case may be (but in any event not later than 10 days thereafter), furnish or cause to be furnished to such holder a certificate setting forth (i) the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price, Series E-1 Conversion Price, Series E-2 Conversion Price or Series F Conversion Price, as the case may be, then in effect, and (ii) the number of shares of Common Stock and the amount, if any, of other securities, cash or property which then would be received upon the conversion of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E-1 Preferred Stock, Series E-2 Preferred Stock or Series F Preferred Stock, as the case may be.
4.10    Notice of Record Date. In the event:
(a)    the Corporation shall take a record of the holders of its Common Stock (or other capital stock or securities at the time issuable upon conversion of the Preferred Stock) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security;
(b)    of any capital reorganization of the Corporation, any reclassification of the Common Stock of the Corporation, or any Deemed Liquidation Event; or
(c)    of the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation, then, and in each such case, the Corporation will send or cause to be sent to the holders of the Preferred Stock a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is proposed to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other capital stock or securities at the time issuable upon the conversion of the Preferred Stock) shall be entitled to exchange their shares of Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to the Preferred Stock and the Common Stock. Such notice shall be sent at least 10 days prior to the record date or effective date for the event specified in such notice.
5.    Mandatory Conversion.
5.1    Trigger Events. Upon either (a) the closing of the sale of shares of Common Stock to the public at a price of at least $5.2634 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Common Stock), in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in at least $75,000,000 of gross proceeds to the Corporation, before deductions of underwriting discounts, commissions and expenses, or (b) the date and time, or the occurrence of an event, specified by vote or written consent of (x) the Requisite Majority, and (y) the Requisite Series F Holders, each voting exclusively and as a separate class (the time of such closing or the date and time specified or the time of the event specified in such vote or written consent is referred to herein as the “Mandatory Conversion Time”), then (i) all outstanding shares of Preferred Stock shall automatically be converted into shares of Common Stock, at the then effective conversion rate and (ii) such shares may not be reissued by the Corporation.
5.2    Procedural Requirements. All holders of record of shares of Preferred Stock shall be sent written notice of the Mandatory Conversion Time and the place designated for mandatory conversion of all such shares of Preferred Stock pursuant to this Section 5. Such notice need not be sent in advance of the occurrence of the Mandatory Conversion Time. Upon receipt of such notice, each holder of shares of Preferred Stock shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. All rights with respect to the Preferred Stock converted pursuant to Section 5.1, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock), will terminate at the Mandatory Conversion Time (notwithstanding the failure of the holder or holders thereof to surrender the certificates at or prior to such time), except only the rights of the holders thereof, upon surrender of their certificate or certificates (or lost certificate affidavit and agreement) therefor, to receive the items provided for in the next sentence of this Subsection 5.2. As soon as practicable after the Mandatory Conversion Time and the surrender of the certificate or certificates (or lost certificate affidavit and agreement) for Preferred Stock, the Corporation shall issue and deliver to such holder, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof, together with cash as provided in Subsection 4.2 in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and the payment of any declared but unpaid dividends on the shares of Preferred Stock converted. Such converted Preferred Stock shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Preferred Stock accordingly.

5A.    Special Mandatory Conversion.
5A.1.    Trigger Event. In the event that (A) the Corporation consummates the Tranche 2 Closing and (B) a holder of shares of Series F Preferred Stock is deemed to be a Non-Participating Purchaser (as defined in the Purchase Agreement), then as of the date of the Tranche 2 Closing, such Non-Participating Purchaser’s shares of Preferred Stock shall automatically, and without any further action on the part of such holder, be converted into shares of Common Stock at the Special Mandatory Conversion Rate (as defined below), effective upon, subject to, and concurrently with, the consummation of the Tranche 2 Closing. Such conversion is referred to as a “Special Mandatory Conversion.”
The “Special Mandatory Conversion Rate” shall be equal to one share of Common Stock for each 10 shares of Preferred Stock held by such Non-Participating Purchaser, with any fractional shares of Common Stock otherwise issuable upon such Special Mandatory Conversion being subject to the provisions of Section 5A.2 below.
5A.2.    Procedural Requirements. Upon a Special Mandatory Conversion, each holder of shares of any series of Preferred Stock converted pursuant to Section 5A.1 shall be sent written notice of such Special Mandatory Conversion and the place designated for mandatory conversion of all such shares of such series of Preferred Stock pursuant to this Section 5A. Upon receipt of such notice, each holder of such shares of such series of Preferred Stock in certificated form shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that any such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice. If so required by the Corporation, any certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. All rights with respect to the Preferred Stock converted pursuant to Section 5A.1, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock), will terminate at the time of the Special Mandatory Conversion (notwithstanding the failure of the holder or holders thereof to surrender any certificates for such shares at or prior to such time), except only the rights of the holders thereof, upon surrender of any certificate or certificates of such holders therefor (or lost certificate affidavit and agreement), to receive the items provided for in the next sentence of this Section 5A.2. As soon as practicable after the Special Mandatory Conversion and, if applicable, the surrender of any certificate or certificates (or lost certificate affidavit and agreement) for Preferred Stock so converted, the Corporation shall (a) issue and deliver to such holder, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof, (b) pay cash as provided in Section 4.2 in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion, and (c) pay any declared but unpaid dividends on the shares of Preferred Stock converted. Such converted Preferred Stock shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Preferred Stock accordingly.
6.    Redeemed or Otherwise Acquired Shares. Any shares of Preferred Stock that are redeemed, converted or otherwise acquired by the Corporation or any of its subsidiaries shall be automatically and immediately cancelled and retired and shall not be reissued, sold or transferred. Neither the Corporation nor any of its subsidiaries may exercise any voting or other rights granted to the holders of Preferred Stock following redemption, conversion or acquisition.
7.    Waiver. Any of the rights, powers, preferences and other terms of the Preferred Stock set forth herein may be waived on behalf of all holders of Preferred Stock by the affirmative written consent or vote of the Requisite Majority; provided that no such waiver shall be effective with respect to any shares of Series E-2 Preferred Stock without the prior written consent of the Requisite Series E-2 Holders; provided further that no such waiver shall be effective with respect to any shares of Series F Preferred Stock without the prior written consent of the Requisite Series F Holders.
8.    Notices. Any notice required or permitted by the provisions of this Article IV to be given to a holder of shares of Preferred Stock shall be mailed, postage prepaid, to the post office address last shown on the records of the Corporation, or given by electronic communication in compliance with the provisions of the DGCL, and shall be deemed sent upon such mailing or electronic transmission.
ARTICLE V
Subject to any additional vote required by the Amended and Restated Certificate of Incorporation or Bylaws, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the Corporation.
ARTICLE VI
Subject to any additional vote required by the Amended and Restated Certificate of Incorporation, the number of directors of the Corporation shall be determined in the manner set forth in the Bylaws of the Corporation. Each director shall be entitled to one vote on each matter presented to the Board of Directors of the Corporation.
ARTICLE VII
Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.
ARTICLE VIII
Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws of the Corporation may provide. The books of the Corporation may be kept outside the

State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.
ARTICLE IX
To the fullest extent permitted by law, a director or officer of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer. If the DGCL or any other law of the State of Delaware is amended after approval by the stockholders of this Article IX to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended.
Any repeal or modification of the foregoing provisions of this Article IX by the stockholders of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of, or increase the liability of any director or officer of the Corporation with respect to any acts or omissions of such director or officer occurring prior to, such repeal or modification.
ARTICLE X
The following indemnification provisions shall apply to the persons enumerated below.
1.    Right to Indemnification of Directors and Officers. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (an “Indemnified Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that such person, or a person for whom such person is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Indemnified Person in such Proceeding. Notwithstanding the preceding sentence, except as otherwise provided in Section 3 of this Article X the Corporation shall be required to indemnify an Indemnified Person in connection with a Proceeding (or part thereof) commenced by such Indemnified Person only if the commencement of such Proceeding (or part thereof) by the Indemnified Person was authorized in advance by the Board.
2.    Prepayment of Expenses of Directors and Officers. The Corporation shall pay the expenses (including attorneys’ fees) incurred by an Indemnified Person in defending any Proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Indemnified Person to repay all amounts advanced if it should be ultimately determined that the Indemnified Person is not entitled to be indemnified under this Article X or otherwise.
3.    Claims by Directors and Officers. If a claim for indemnification or advancement of expenses under this Article X is not paid in full within thirty (30) days after a written claim therefor by the Indemnified Person has been received by the Corporation, the Indemnified Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the Indemnified Person is not entitled to the requested indemnification or advancement of expenses under applicable law.
4.    Indemnification of Employees and Agents. The Corporation may indemnify and advance expenses to any person who was or is made or is threatened to be made or is otherwise involved in any Proceeding by reason of the fact that such person, or a person for whom such person is the legal representative, is or was an employee or agent of the Corporation or, while an employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such person in connection with such Proceeding. The ultimate determination of entitlement to indemnification of persons who are non-director or officer employees or agents shall be made in such manner as is determined by the Board in its sole discretion. Notwithstanding the foregoing sentence, the Corporation shall not be required to indemnify a person in connection with a Proceeding initiated by such person if the Proceeding was not authorized in advance by the Board.
5.    Advancement of Expenses of Employees and Agents. The Corporation may pay the expenses (including attorneys’ fees) incurred by an employee or agent in defending any Proceeding in advance of its final disposition on such terms and conditions as may be determined by the Board.
6.    Non-Exclusivity of Rights. The rights conferred on any person by this Article X shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of this Amended and Restated Certificate of Incorporation, the Bylaws of the Corporation, or any agreement, or pursuant to any vote of stockholders or disinterested directors or otherwise.
7.    Other Indemnification. The Corporation’s obligation, if any, to indemnify any person who was or is serving at its request as a director, officer or employee of another corporation, partnership, limited liability company, joint venture, trust, organization or other enterprise shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, limited liability company, joint venture, trust, organization or other enterprise.
8.    Insurance. The Board may, to the full extent permitted by applicable law as it presently exists, or may hereafter be amended from time to time, authorize an appropriate officer or officers to purchase and maintain at the Corporation’s expense insurance: (a) to indemnify the Corporation for any obligation which it incurs as a result of the indemnification of directors, officers and employees under the provisions of this Article X; and (b) to indemnify or insure directors, officers and employees against liability in instances in which they may not otherwise be indemnified by the Corporation under the provisions of this Article X.
9.    Any repeal or modification of the foregoing provisions of this Article X shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification. The rights provided hereunder shall inure to the benefit of any Indemnified Person and such person’s heirs, executors and administrators.
ARTICLE XI
The Corporation renounces, to the fullest extent permitted by law, any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, any Excluded Opportunity. An “Excluded Opportunity” is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of (i) any director of the Corporation who is not an employee of the Corporation or any of its subsidiaries, or (ii) any holder of Preferred Stock or any partner, member, director, stockholder, employee, affiliate or agent of any such holder, other than someone who is an employee of the Corporation or any of its subsidiaries (collectively, the persons referred to in clauses (i) and (ii) are “Covered Persons”), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and solely in such Covered Person’s capacity as a director of the Corporation while such Covered Person is performing services in such capacity. Any repeal or modification of this Article XI will only be prospective and will not affect the rights under this Article XI in effect at the time of the occurrence of any actions or omissions to act giving rise to liability. Notwithstanding anything to the contrary contained elsewhere in this Amended and Restated Certificate of Incorporation, the affirmative vote of the majority of all shares of Preferred Stock will be required to amend or repeal, or to adopt any provisions inconsistent with this Article XI.
ARTICLE XII
Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery in the State of Delaware shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation, its directors, officers or employees arising pursuant to any provision of the DGCL or the Corporation’s certificate of incorporation or bylaws or (iv) any action asserting a claim against the Corporation, its directors, officers or employees governed by the internal affairs doctrine, except for, as to each of (i) through (iv) above, any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten (10) days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or for which the Court of Chancery does not have subject matter jurisdiction. If any provision or provisions of this Article XII shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article XII (including, without limitation, each portion of any sentence of this Article XII containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.
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